SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2002



                     Stratus Properties Inc.
     (Exact name of registrant as specified in its charter)

   Delaware                 0-19989              72-1211572
(State or other           (Commission          (IRS Employer
jurisdiction of            File Number)        Identification
incorporation or                                   Number)
  organization)

                 98 San Jacinto Blvd., Suite 220
                       Austin, Texas 78701
            (address of principal executive offices)

Registrant's telephone number, including area code: (512)478-5788



Item 4.  Changes to Registrant's Certifying Accountant

     On July 15, 2002, Stratus Properties Inc. (Stratus or the Company) dismissed Arthur Andersen LLP (Andersen) as the
Company's independent accountants.

          The audit reports issued by Andersen on the Company's consolidated financial statements as of and for the years ended December 31, 2001 and December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle. During the two fiscal years ended December 31, 2001 and 2000, and continuing through July 15, 2002, Stratus and Andersen had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to Andersen's satisfaction, would have caused them to make reference to the matter of disagreement in their report on the financial statements. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during Stratus' two most recent fiscal years and through July 15, 2002.

     Stratus has provided Andersen with a copy of the preceding disclosures. Andersen has communicated to the Company that they have informed the Securities and Exchange Commission (SEC) that they are unable to provide letters that corroborate or invalidate the statements in this disclosure, as required by the SEC. As a result, no such letter is provided with this Form 8-K. In addition, Andersen has announced that it will cease to practice before the SEC effective August 31, 2002.

     Stratus expects to conclude the appointment of a new independent auditor by no later than the end of July 2002. The new independent auditor will be engaged to perform the audit of the Company's 2002 financial statements, which will include a review of Stratus' interim second-quarter 2002 financial statements.


                          SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Stratus Properties Inc.

                              By: /s/ C. Donald Whitmire, Jr.
                                 ------------------------------
                                      C. Donald Whitmire, Jr.
                                   Vice President and Controller -
                                        Financial Reporting
                                    (authorized signatory and
                                   Principal Accounting Officer)

Date: July 22, 2002